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                                                                       EXHIBIT 1


                                1,000,000 Shares

                        COLLAGENEX PHARMACEUTICALS, INC.

                                  Common Stock

                                ($0.01 Par Value)


                             UNDERWRITING AGREEMENT


                                                            __________ ___, 1997



Alex. Brown & Sons Incorporated
1 South Street
Baltimore, Maryland 21202-3220

Gentlemen:

         CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to sell to Alex. Brown & Sons Incorporated (the "Underwriter") an aggregate of 1,000,000 shares of the Company's Common Stock, $0.01 par value (the "Firm Shares"). A certain stockholder of the Company (the "Selling Stockholder") also proposes to sell at the Underwriter's option an aggregate of up to 150,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below. The Company and the Selling Stockholder are sometimes referred to herein collectively as the "Sellers".

         The Underwriter has advised the Company and the Selling Stockholder (a) that it is authorized to enter into this Agreement and (b) that it is willing to purchase the Firm Shares, plus the Option Shares, if it elects to exercise the over-allotment option in whole or in part. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDER.

                  (a) The Company represents and warrants to the Underwriter as follows:
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                           (i) A registration statement on Form S-1 (File No.
                  333-____) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Underwriter. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (i) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (ii) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriter for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriter.

                           (ii) The Company has been duly organized and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification. The Company has no significant subsidiaries.

                           (iii) The outstanding shares of Common Stock of the
                  Company, including all shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Except as described in the Registration Statement, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.


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                           (iv) The information set forth under the caption
                  "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

                           (v) The Commission has not issued an order preventing
                  or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof.

                           (vi) The financial statements of the Company,
                  together with related notes as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed herein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                           (vii) KPMG Peat Marwick LLP, who have certified
                  certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.


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                           (viii) There is no action, suit, claim or proceeding
                  pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

                           (ix) The Company has good and marketable title to all
                  of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                           (x) The Company has filed all Federal, State, local
                  and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company.

                           (xi) Since the respective dates as of which
                  information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                           (xii) The Company is not, or with the giving of
                  notice or lapse of time or both, will not be, as of the date hereof, in violation of or in default under its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or Amended and Restated By-Laws (the "By-Laws") or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default or violation could have a material adverse effect on the condition, financial or otherwise of the Company or the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other


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                  agreement or instrument to which the Company is a party, or of the Certificate of Incorporation or By-Laws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                           (xiii) Each approval, consent, order, authorization,
                  designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                           (xiv) The Company holds all material licenses,
                  certificates and permits from governmental authorities which are necessary to the conduct of its business.

                           (xv) The Company owns or licenses adequate rights to
                  use all patents, patent applications, patent rights, inventions, trade secrets, know-how, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights or other information, including but not limited to, the patents and patent applications set forth on
                  Schedule I (collectively, "Intellectual Property") which the Company believes are necessary to conduct its business as now or as proposed to be conducted by it as described in the Registration Statement in each case where the failure to own or license such rights could have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Company; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others by the Company or any of its products or processes or with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; to the knowledge of the Company, none of the patents owned or licensed by the Company are unenforceable or invalid. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications described or referred to in the Prospectus, and believes it has complied with the PTO's duty of candor and disclosure for each of the United States patent applications set forth on Schedule I; the Company is unaware of any facts which would preclude the grant of a patent from each of the patent applications set forth on Schedule I; the Company has no knowledge of any facts which would preclude it from having clear title to its patent applications referenced in the Prospectus, free of any liens, claims, pledges, security interests or other encumbrances; and the Company has not terminated or breached and is not in violation of any agreement covering its Intellectual Property rights, including but not limited to, that certain Amended and


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                  Restated Agreement dated January 13, 1992 by and between the
                  Company and the State University of New York at Stony Brook, as amended (the "SUNY Agreement"). Except as described in the Prospectus, the Company is not aware of the granting of any patents to third parties or the filing of patent applications by third parties or any other rights of third parties to any of the Company's Intellectual Property or claiming any of the Company's products or processes which could have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Company.

                           (xvi) The Company has filed with the U.S. Food and
                  Drug Administration (the "FDA"), and all applicable state and local regulatory bodies for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the Company's business as it is described in the Registration Statement; the Company is in compliance with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA, state and local rules, regulations, guidelines and policies, including, but not limited to, applicable FDA, state and local rules, regulations and policies relating to good manufacturing practice ("GMP") and good laboratory practice ("GLP"); the Company has no reason to believe that any party granting any such registration, application, license request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation.

                           (xvii) The human clinical trials, animal studies and
                  other preclinical tests conducted by or on behalf of the Company or in which the Company has participated that are described in the Registration Statement or the results of which are referred to in the Registration Statement, and such studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new drugs; the descriptions of the results of such studies, tests and trials contained in the Registration Statement are accurate and complete in all material respects, and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement; and, except as set forth in the Registration Statement, the Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Company or in which the Company has participated that are described in the Registration Statement or the results of which are referred to in the Registration Statement.

                           (xviii) Neither the Company, nor to the Company's
                  knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.


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                           (xix) The Company is not an "investment company"
                  within the meaning of such term under the Investment Company Act of 1940, as amended, (the "1940 Act") and the rules and regulations of the Commission thereunder.

                           (xx) The Company maintains a system of internal
                  accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxi) The Company carries, or is covered by,
                  insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.

                           (xxii) The Company is in compliance in all material
                  respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                           (xxiii) The Company confirms as of the date hereof
                  that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  (b) The Selling Stockholder represents and warrants as follows:


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                           (i) The Selling Stockholder now has and at the Option
                  Closing Date (as such date is hereinafter defined) will have good and marketable title to the Option Shares to be sold by the Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Option Shares; and upon the delivery of, against payment for, such Option Shares pursuant to this Agreement, the Underwriter will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

                           (ii) The Selling Stockholder has full right, power
                  and authority to execute and deliver this Agreement, the Power of Attorney, and the Custodian Agreement referred to below and to perform its obligations under such Agreements. The execution and delivery of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated and the fulfillment by the Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of the Selling Stockholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Stockholder is a party, or of any order, rule or regulation applicable to the Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                           (iii) The Selling Stockholder has not taken and will
                  not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                           (iv) Without having undertaken to determine
                  independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, the Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the company or any of the Subsidiaries; and the sale of the Option Shares by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement. The information pertaining to the Selling Stockholder under the caption "Selling Stockholder" in the Prospectus is complete and accurate in all material respects.


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         2.       PURCHASE, SALE AND DELIVERY OF THE SHARES.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriter and the Underwriter agrees to purchase the Shares at a price of $_____ per share. The obligations of the Company and of the Selling Stockholder shall be several and not joint.

                  (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholder have been placed in custody with _______________ as custodian (the "Custodian") pursuant to the custodian agreement executed by the Selling Stockholder for delivery of all Option Shares (the "Custodian Agreement") to be sold hereunder by the Selling Stockholder. The Selling Stockholder specifically agrees that the Option Shares represented by the certificates held in custody for the Selling Stockholder under the Custodian Agreement are subject to the interests of the Underwriter hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminable by any act or deed of the Selling Stockholder (or by any other person, firm or corporation including the Company, the Custodian or the Underwriter) or by operation of law (including the dissolution of the Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriter of the Option Shares hereunder, certificates for the Option Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of the sale of the Shares held by it against delivery of such Shares.

                  (c) Payment for the Firm Shares to be sold hereunder is to be made in same day funds by certified or bank cashier's check drawn to the order of the Company or by wire transfer to the Company to an account designated by the Company against delivery of certificates therefor to the Underwriter for its account. Such payment and delivery are to be made at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Underwriter and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Underwriter request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Underwriter at least one business day prior to the Closing Date.

                  (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice
         (i) at any time before the Closing Date and (ii) only once


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         thereafter within 30 days after the date of this Agreement, by the
         Underwriter to the Company, the Attorney-in-Fact, and the Custodian setting forth the number of Option Shares as to which the Underwriter is exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter. The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date (i) in same day funds by certified or bank cashier's check drawn to the order of "_______________, as Custodian" or (ii) to an account designated by the Custodian, for the Option Shares to be sold by the Selling Stockholder against delivery of certificates therefor at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York.

                  (e) If on the Option Closing Date the Selling Stockholder fails to sell the Option Shares which the Selling Stockholder has agreed to sell on such date, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriter which represent the Option Shares which the Selling Stockholder has failed to so sell or such lesser number as may be requested by the Underwriter.

         3.       OFFERING BY THE UNDERWRITER.

                  It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriter will offer them to the public on the foregoing terms.

         4.       COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDER.

                  (a) The Company covenants and agrees with the Underwriter that:

                           (i) The Company will (A) use its best efforts to
                  cause the Registration Statement to become effective and, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations.

                           (ii) The Company will advise the Underwriter promptly
                  (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                           (iii) The Company will cooperate with the Underwriter
                  in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

                           (iv) The Company will deliver to, or upon the order
                  of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Underwriter may reasonably request.

                           (v) The Company will comply with the Act and the
                  Rules and Regulations, and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                           (vi) The Company will make generally available to its
                  security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Underwriter in writing when such statement has been so made available.

                           (vii) The Company will, for a period of five years
                  from the Closing Date, deliver to the Underwriter copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended. The Company will deliver to the Underwriter similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                           (viii) Except for the issuance of shares of Common
                  Stock pursuant to the exercise of options granted under the Company's stock option plans, no offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Alex. Brown & Sons Incorporated.

                           (ix) The Company will use its best efforts to list,
                  subject to notice of issuance, the Shares on the Nasdaq National Market.

                           (x) The Company has caused each officer and director
                  and five percent (5%) stockholder of the Company and Johnson & Johnson Development Corporation and InnoCal, L.P. to furnish to the Underwriter on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriter, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such person for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Alex. Brown & Sons Incorporated ("Lockup Agreements").

                           (xi) The Company shall apply the net proceeds of its
                  sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                           (xii) The Company shall not invest, or otherwise use
                  the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                           (xiii) The Company will maintain a transfer agent
                  and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                           (xiv) The Company will not take, directly or
                  indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (b) The Selling Stockholder covenants and agrees with the Underwriter that:

                           (i) No offering, sale, short sale or other
                  disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock owned by the Selling Stockholder (or agreement for such) or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) will be made for a period of ninety (90) days after the date of this Agreement, directly or indirectly, by the Selling Stockholder otherwise than hereunder or with the prior written consent of Alex. Brown & Sons Incorporated.

                           (ii) In order to document the Underwriter's
                  compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                           (iii) The Selling Stockholder will not take, directly
                  or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         5.       COSTS AND EXPENSES.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholder; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Additional Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Selling Stockholder has agreed with the Company to reimburse the Company for a portion of such expenses. To the extent, if at all, that the Selling Stockholder engages special legal counsel to represent it in connection with this offering, the fees and expenses of such counsel shall be borne by the Selling Stockholder. Any transfer taxes imposed on the sale of the Shares to the Underwriter will be paid by the Seller pro rata. The Company agrees to pay all costs and expenses of the Underwriter, including the fees and disbursements of counsel for the Underwriter, incident to the offer and sale of directed shares of the Common Stock by the Underwriter to employees and persons having business relationships with the Company. The Sellers shall not, however, be required to pay for any of the Underwriter's expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, then the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholder shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale of the Shares.

         6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

                  The obligation of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholder contained herein, and to the performance by the Company and the Selling Stockholder of their covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Buchanan Ingersoll, counsel for the Company ("Company Counsel"), dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter to the effect that:

                           (i) The Company has been duly organized and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company. The Company has no significant subsidiaries.

                           (ii) The Company has authorized and outstanding
                  capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock, including the Shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; and all dividends that were due and payable with respect to the Company's mandatorily redeemable convertible preferred stock on or prior to its conversion have been paid or the obligation to pay such dividends has been extinguished.

                           (iii) The Firm Shares and the Option Shares, if any,
                  to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

                           (iv) Except as described in or contemplated by the
                  Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                           (v) The Registration Statement has become effective
                  under the Act and, to the knowledge of Company counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                           (vi) The Registration Statement, the Prospectus and
                  each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and other financial and statistical data included therein).

                           (vii) The statements under the captions "Other
                  Potential Applications" to the extent such statements pertain to the Company's letter of intent with the National Cancer Institute, and the Company's evaluation agreement with Smith & Nephew Research Limited, the Company's agreement with Boeringer Mannheim Italia SpA and the Company's research agreement with Instituto Gentili, "Manufacturing and Suppliers" to the extent such statements pertain to the Company's manufacturing agreement with Applied Analytical Industries, Inc. and the Company's supply agreement with Hovione International Limited, "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                           (viii) To the knowledge of Company counsel, no
                  contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                           (ix) To the knowledge of Company counsel, no material
                  legal or governmental proceedings are pending or threatened against the Company.

                           (x) The execution and delivery of this Agreement and
                  the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                           (xi) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                           (xii) No approval, consent, order, authorization,
                  designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                           (xiii) The Company is not, and will not become, as a
                  result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                           (xiv) This Agreement has been duly authorized,
                  executed and delivered on behalf of the Selling Stockholder.

                           (xv) The Selling Stockholder has full legal right,
                  power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by the Selling Stockholder.

                           (xvi) The Custodian Agreement and the Power of
                  Attorney executed and delivered by the Selling Stockholder is valid and binding.

                           (xvii) The Underwriter (assuming that it is a bona
                  fide purchaser within the meaning of the Uniform Commercial
                  Code) has acquired good and marketable title to the Shares being sold by the Selling Stockholder on the Option Closing Date, free and clear of all liens, encumbrances, equities and claims.

                  In rendering such opinion Company Counsel may rely as to matters governed by the laws other than the laws of the State of New Jersey, the General Corporation Law of the State of Delaware or Federal laws on local counsel in such jurisdictions provided that in each case Company Counsel shall state that they believe that they and the Underwriter are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
         (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that with respect to the Registration Statement and the Prospectus, such counsel need express no view as to financial statements and other financial and statistical data included therein). With respect to such statement, Company Counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (c) The Underwriter shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Underwriter ("Underwriter's Counsel"), an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs
         (iii), (vi), (x) and (xi) of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion Underwriter's Counsel may rely as to all matters governed other than by the laws of the State of New York, the General Corporation Law of the State of Delaware or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
         (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Underwriter's Counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (d) The Underwriter shall have received at or prior to the Closing Date from Underwriter's Counsel a memorandum or summary, in form and substance satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably have designated to the Company.

                  (e) The Underwriter shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, of KPMG Peat Marwick, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (f) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                           (i) The Registration Statement has become effective
                  under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission;

                           (ii) The representations and warranties of the
                  Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                           (iii) All filings required to have been made pursuant
                  to Rules 424 or 430A under the Act have been made;

                           (iv) He or she has carefully examined the
                  Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement, as of the effective date, and Prospectus, as of its date, did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v) Since the respective dates as of which
                  information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

                  (g) The Company and the Selling Stockholder shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

                  (h) The Firm Shares and Option Shares, if any, shall have been approved for designation upon notice of issuance on the Nasdaq National Market.

                  (i) The Lockup Agreements described in Section 4 (j) shall be in full force and effect.

                  (j) As of the Closing Date, the Company shall have outstanding no shares of capital stock other than Common Stock.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Underwriter's Counsel.

                  If any of the conditions hereinabove provided for in this
         Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company and the Selling Stockholder of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Company, the Selling Stockholder and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7.       CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

                  The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       INDEMNIFICATION.

                  (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter and each such controlling person upon demand promptly after receipt of invoices for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein or in the preparation thereof. In no event, however, shall the liability of the Selling Stockholder for indemnification under this Section 8(a) exceed the proceeds received by the Selling Stockholder from the Underwriter in the offering. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholder may otherwise have.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholder, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein or in the preparation thereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be, in the reasonable judgment of the indemnifying party, inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Stockholder shall not be required to contribute any amount in excess of the proceeds received by the Selling Stockholder from the Underwriter in the offering.

                  (e) In any action or proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred upon forwarding invoices to the indemnifying party. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9.       NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriter, to Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland

         21202-3220, Attention: Mr. Brent B. Milner, with a copy to Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland 21202-3220.
         Attention: General Counsel; if to the Company, to

                           CollaGenex Pharmaceuticals, Inc.
                           301 South State Street
                           Newtown, PA  18940

                           Attention: Brian M. Gallagher, Ph.D.


                           Johnson & Johnson Development Corporation
                           One Johnson & Johnson Plaza
                           New Brunswick, New Jersey 08937

                           Attention: General Counsel

         10.      TERMINATION.

                  This Agreement may be terminated by the Underwriter by notice to the Sellers as follows:

                  (a) at any time prior to the earlier of (i) the time the Shares are released by the Underwriter for sale by notice to the Underwriter, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

                  (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Underwriter's reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange,
         (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Underwriter's opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Company's Common Stock by the Commission on the Nasdaq National Market or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Underwriter's reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (c)  as provided in Section 6 of this Agreement.

         11.      SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

         12.      INFORMATION PROVIDED BY THE UNDERWRITER.

                  The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriter), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

         13.      MISCELLANEOUS.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the Underwriter in accordance with its terms.



                                Very truly yours,

                                COLLAGENEX PHARMACEUTICALS, INC.


                                By:_____________________________________________
                                         Brian M. Gallagher, Ph.D.
                                         President and Chief Executive Officer



                                JOHNSON & JOHNSON DEVELOPMENT CORPORATION


                                By:_____________________________________________
                                         Name:
                                         Title:




The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

ALEX. BROWN & SONS INCORPORATED



By:  Alex. Brown & Sons Incorporated


By:____________________________________
         Authorized Officer


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
                                   SCHEDULE I


                           PATENTS/PATENT APPLICATIONS















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